Aerospace Leaders Join Momentus Team Former Skunk Works® Veteran, Maxar Executive and Lockheed Martin Supply Chain Expert to lead key functions SAN JOSE, Calif.-- (BUSINESS WIRE) – May 3, 2022-- Momentus Inc. (NASDAQ: MNTS) ("Momentus" or the "Company"), a U.S. commercial space company that plans to offer transportation and other in-space infrastructure services, today announced that Charles Chase, Nick Zello, and Gary Bartmann have joined the Company as Vice President of Engineering, Vice President of Operations, and Vice President of Supply Chain, respectively. Chase, Zello, and Bartmann bring deep aerospace experience focusing on innovation, technology development, manufacturing, organization building, profitability, and strategy development and execution. "Success in space starts with our team on the ground, and Charles, Nick and Gary are model leaders who regularly demonstrate it's not just the work you achieve, but how you achieve it," said Momentus Chief Executive Officer John Rood. "Their backgrounds and experience are inimitable, and they bring an unrelenting focus on innovation, problem solving, and crisp execution to their roles. As Momentus gears up for its first flight and looks to transition from development to production, we will have top-tier talent leading the charge into the future." Chase was the founder and leader of Revolutionary Technology Programs, the organization at the technological front end of the storied Lockheed Martin Skunk Works. He led the conception, development, and market transition of transformative aerospace technologies in that position. Notably, Chase is an expert in plasma systems and led the development of aerodynamic materials, fluid dynamic control systems, novel control effectors, and cutting-edge vehicle designs. Plasma systems technology is at the heart of the Microwave Electrothermal Thruster using water as a propellant that Momentus is developing. Zello has product development and manufacturing expertise that spans the automotive, aerospace, internet/I.T., and construction industries. Zello previously worked at Maxar Technologies, where he served as Vice President of Smallsat Operations and Delivery, Vice President of Production Control and Supply Chain, and Executive Director of New Product Development at their Space Infrastructure division. He also was General Manager at MDA US Systems LLC, a developer and supplier of commercial and civil robotics, and held leadership roles at General Motors.

Bartmann brings deep expertise in supply chain management from his executive experience at United Launch Alliance (ULA) and Lockheed Martin. As Director and Vice President of Supply Chain at ULA and Lockheed Martin Space/Headquarters, he led teams responsible for strategy development, execution, and supply chain solutions that delivered bottom-line savings and process improvements. His experience in supply chain management, execution, and strategy development are highly valued skills at a time of global supply challenges. About Momentus Momentus is a U.S. commercial space company that plans to offer in-space infrastructure services, including in-space transportation, hosted payloads and in-orbit services. Momentus believes it can make new ways of operating in space possible with its planned in-space transfer and service vehicles that will be powered by an innovative water plasma-based propulsion system that is under development. The Company anticipates flying its first Vigoride vehicle to Low Earth Orbit on a third-party launch provider as early as May 2022, subject to receipt of appropriate government licenses, for which there is no assurance such licenses and approvals will be received, if at all. Forward-Looking Statements This press release contains certain statements which may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding Momentus or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, and are not guarantees of future performance. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Momentus’ control. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to risks and uncertainties included under the “Risk Factors” in the Proxy Statement/Prospectus filed by the Company on July 23, 2021, as such factors may be updated from time to time in our other filings with the Securities and Exchange Commission (the "SEC"), accessible on the SEC’s website at www.sec.gov and the Investor Relations section of our website at investors.momentus.space. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward- looking statements, whether as a result of new information, future events, or otherwise. Investors Darryl Genovesi at investors@momentus.space Media Jessica Pieczonka at press@momentus.space